Exhibit 10.39

TVARDI THERAPEUTICS, INC.

FOUNDER RESTRICTED STOCK AGREEMENT

This Founder Restricted Stock Agreement (the “Agreement”) is made this 25th day of January, 2018, between Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), and David J. Tweardy (the “Founder”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.Shares.

The Founder is the holder of 11,577,791 shares (the “Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”). The Founder agrees that the Shares shall be subject to the forfeiture provisions set forth in Sections 3 and 5 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.Certain Definitions.

(a)“Cause” shall exist upon (i) a good faith finding by the Board of Directors of the Company (A) of repeated and willful failure of the Founder after written notice to perform the Founder’s reasonably assigned duties for the Company, or (B) that the Founder has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has had a material adverse effect on the business affairs of the Company; (ii) the conviction of the Founder of, or the entry of a pleading of guilty or nolo contendere by the Founder to, any crime involving moral turpitude or any felony; or (iii) a breach by the Founder of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten days written notice thereof.

(b)“Change in Control” shall mean the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(c)“Service” shall mean employment by or the provision of services to the Company or a parent or subsidiary thereof as an advisor, officer, consultant or member of the Board of Directors.

(d)“Vesting Commencement Date” shall mean January 25, 2018.

3.Forfeiture Provisions.

(a)In the event that the Founder ceases to provide Service for any reason or no reason, with or without Cause, prior to the third (3rd) anniversary of the Vesting Commencement Date, then all the Shares that are unvested as of the date of the cessation of the Services shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Founder, effective as of such cessation. The Founder will have no further rights with respect to any such Shares that are so forfeited.

(b)Twenty-five percent (25%) of the Shares shall be fully vested as of the date hereof, and the balance of the Shares shall be subject to the forfeiture provisions in this Section 3. The Founder shall acquire a vested interest in, and the Company’s forfeiture provisions shall accordingly lapse with respect to the balance of the Shares in a series of successive equal monthly installments of 1/48 of the Shares upon Founder’s completion of each additional month of Service over the thirty-six (36)-month period following the Vesting Commencement Date.

(c)Upon the consummation of a Change in Control, the vesting schedule of the Shares shall be accelerated, and the forfeiture provisions of this Section 3 shall accordingly lapse, such that one hundred percent (100%) of the original number of Shares shall immediately become vested and free from the forfeiture provisions of this Section 3 on the date of such Change in Control.

(d)Any fraction of a Share resulting from a computation made pursuant to this Section 3 shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4.Restrictions on Transfer.

(a)The Founder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the forfeiture provisions, except that the Founder may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Founder and/or Approved Relatives; provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, the forfeiture provisions and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation); provided that, in accordance with Section 9(b) below, the securities or other property received by the Founder in connection with such transaction shall remain subject to this Agreement.

(b)The Founder shall not transfer any Shares, or any interest therein, that are no longer subject to forfeiture under Section 3, except in accordance with Section 5 below.

5.Right of First Refusal.

(a)If the Founder proposes to transfer any Shares that are no longer subject to the forfeiture under Section 3, then the Founder shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Founder proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b)For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Founder within such 30-day period. Within 10 days after the Founder’s receipt of such notice, the Founder shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Founder or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Founder a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)If the Company does not elect to acquire all of the Offered Shares, the Founder may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d)After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Founder on account of such Offered Shares or permit the Founder to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)The following transactions shall be exempt from the provisions of this Section 5:

(1)a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Founder and/or Approved Relatives;

(2)any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f)The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

(g)The provisions of this Section 5 shall terminate upon the earlier of the following events:

(1)the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)a Change in Control.

(h)The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6.Agreement in Connection with Initial Public Offering.

The Founder agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7.Escrow.

The Founder shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Founder shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Founder, the certificate(s) evidencing the Shares. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

8.Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and forfeiture provisions set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or such owner’s predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

9.Adjustments for Stock Splits, Stock Dividends, etc.

(a)If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Founder is entitled by reason of the Founder’s ownership of the Shares shall be immediately subject to the forfeiture provisions, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b)Upon the occurrence of any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with such a transaction, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

10.Investment Representations.

The Founder represents, warrants and covenants as follows:

(a)The Founder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

11.Withholding Taxes; Section 83(b) Election.

(a)The Founder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Founder any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares by the Founder or the lapse of the forfeiture provisions.

(b)The Founder has reviewed with the Founder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Founder understands that the Founder (and not the Company) shall be responsible for the Founder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Founder understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares become subject to vesting restrictions under this Agreement rather than when and as the Company’s forfeiture provisions expire by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date vesting restrictions were imposed on the Shares by the Company.

THE FOUNDER ACKNOWLEDGES THAT IT IS SOLELY THE FOUNDER’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE FOUNDER REQUESTS THE

COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE FOUNDER’S BEHALF.

12.Miscellaneous.

(a)No Rights to Employment. The Founder acknowledges and agrees that the vesting of the Shares pursuant to Section 3 hereof is earned only by the Founder’s continuous Service. The Founder further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Founder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(e)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(e).

(f)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h)Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Founder.

(i)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflict of law principles.

(j)Founder’s Acknowledgments. The Founder acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Founder’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of WilmerHale is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Founder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Founder Restricted Stock Agreement as of the date and year first above written.

COMPANY:

TVARDI THERAPEUTICS, INC.

By:	/s/ Michael T. Lewis
	Name:	Michael T. Lewis
	Title:	Member of the Board of Directors

Address:	7000 Fannin Street, Suite 1960M,
Houston, TX 77030

FOUNDER:

By:
	Name:	David J. Tweardy

Address:	[***]
[***]

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed the Founder Restricted Stock Agreement as of the date and year first above written.

COMPANY:

TVARDI THERAPEUTICS, INC.

By:
	Name:	Michael T. Lewis
	Title:	Member of the Board of Directors

Address:	7000 Fannin Street, Suite 1960M,
Houston, TX 77030

FOUNDER:

By:	/s/ David J. Tweardy
	Name:	David J. Tweardy

Address:	[***]
[***]

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

January 25, 2018

Tvardi Therapeutics, Inc.
7000 Fannin Street, Suite 1960
Houston, TX 77030

Attention: Secretary

Dear Secretary:

As Escrow Agent for Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), and its successors in interest under the Founder Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2.Forfeiture of Shares.

(a)Upon any forfeiture of Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be forfeited, as determined pursuant to the Agreement. Holder and the Company hereby irrevocably authorize and direct you to transfer the Shares described in the notice in accordance with the terms of said notice.

(b)Upon the forfeiture of the Shares described in the notice, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company pursuant to the Agreement.

3.Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the forfeiture provisions in the Agreement have terminated or expired.

4.Duties of Escrow Agent.

(a)Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b)You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c)You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e)You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f)Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g)If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h)It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i)These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j)The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5.Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President
HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.
ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6.Miscellaneous.

(a)By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b)This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the patties hereto have executed these Joint Escrow Instructions as of the day and year first above written.

Very truly yours,

COMPANY:

TVARDI THERAPEUTICS, INC.

By:	/s/ Michael T. Lewis
	Name:	Michael T. Lewis
	Title:	Member of the Board of Directors

Address:	7000 Fannin Street, Suite 1960M,
Houston, TX 77030

FOUNDER:

By:
	Name:	David J. Tweardy

Address:	[***]
[***]

ESCROW AGENT:

By:
	Name:	David J. Tweardy
	Title:	Secretary

SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS

IN WITNESS WHEREOF, the patties hereto have executed these Joint Escrow Instructions as of the day and year first above written.

Very truly yours,

COMPANY:

TVARDI THERAPEUTICS, INC.

By:
	Name:	Michael T. Lewis
	Title:	Member of the Board of Directors

Address:	7000 Fannin Street, Suite 1960M,
Houston, TX 77030

FOUNDER:

By:	/s/ David J. Tweardy
	Name:	David J. Tweardy

Address:	[***]
[***]

ESCROW AGENT:

By:	/s/ David J. Tweardy
	Name:	David J. Tweardy
	Title:	Secretary

SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto ________________ _____________________ (______) shares of Common Stock, $0.001 par value per share, of Tvardi Therapeutics, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number ________ herewith, and do hereby irrevocably constitute and appoint Wilmer Cutler Pickering Hale and Dorr LLP attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

FOUNDER:

/s/ David J. Tweardy
David J. Tweardy

/s/ Ruth Falik
Name of Spouse (if any):

Instructions to Founder: Please do not fill in any blanks other than the signature line(s). The purpose of the Stock Assignment Separate from Certificate is to enable the Company to acquire the Shares upon forfeiture and/or exercise of its Right of First Refusal without requiring additional signatures on the part of the Founder or Founder’s spouse, if any. The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever.

NOTICE ON 83(B) ELECTIONS

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT. YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE GRANT DATE.

YOU (AND NOT THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY, ITS AGENTS OR ANY OTHER PERSON TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON HAS PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The 83(b) election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

SECTION 83(B) ELECTIONS

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. § 1.83-2:

1.	The name, address, and taxpayer identification number of the undersigned are:

David J. Tweardy

_____________

_______________

Taxpayer Identification Number: _______________

2.	The property with respect to which this election is being made is 11,577,791 shares of common stock, $0.001 par value per share, of Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”).
3.

The date on which the property was transferred or the date on which the restrictions on such property were imposed, whichever is later, is January 25, 2018 and the taxable year for which this election is being made is the calendar year 2018.

4.	The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.
5.

The fair market value of the property at the time of the transfer or the date on which the restrictions on such property were imposed, whichever is later, (determined without regard to any lapse restriction, as defined in Treas. Reg. § 1.83-3(i)) is $11,577.80, equal to a fair market value of $0.001 per share.

6.	The amount paid for the property by the undersigned is $11,577.80, equal to a purchase price of $0.001 per share.
7.	This statement is executed on January ___, 2018.

In accordance with Treas. Reg. § 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Signature of Taxpayer	Signature of Spouse (if any)

SECTION 83(B) ELECTIONS

BACKGROUND INFORMATION

Section 83(b) of the Internal Revenue Code permits persons who receive restricted property, such as restricted stock, in connection with the performance of services to include the value of such property in their gross income for the year the property is received. Such persons who purchase stock of the company subject to a stock restriction agreement providing for the vesting of such stock over a period of time are entitled to make this election. Any person who makes a timely Section 83(b) election will recognize compensation income on the date of grant (the date listed in item 3 of the election form) equal to the difference, if any, between the fair market value of the stock and the amount paid for the stock. A person who pays taxes in connection with an election and subsequently forfeits the stock, however, will not receive a refund or other tax benefit for the taxes previously paid.

Any person who does not make the election will be required to include the value of the stock in gross income in the year in which the stock vests. In particular, when the stock vests, the person will recognize compensation income in an amount equal to the difference between the fair market value of the stock on the vesting date and the amount paid for the stock. As a result, if the value of the stock increases, a person who does not make a timely Section 83(b) election will have compensation income at the time each installment of stock vests.

Each person should consult with his or her tax or legal advisor regarding the advisability and timing of filing the election. The original, signed and dated Section 83(b) election must be filed within 30 days of the grant date but may be filed prior to the grant date. The election should be filed by certified mail, return receipt requested, with the Internal Revenue Service at the service center where the electing person ordinarily files his or her annual tax return. A copy of the Section 83(b) election, as filed, must be returned to the company. A copy of the Section 83(b) election must also be included with the person’s federal income tax return for the year of grant (each person should check with his or her tax preparer regarding this and any state, local, foreign or other filing requirements).

Please also note that the certified mailing receipt for the Section 83(b) election should be retained. This receipt is essential if the Internal Revenue Service does not receive the Section 83(b) election and challenges the election.

AMENDMENT NO. 1 TO FOUNDER RESTRICTED STOCK AGREEMENT

This Amendment No. 1 to the Founder Restricted Stock Agreement (this “Amendment”), made this 1st day of September, 2019 is entered into by Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), and David Tweardy (the “Founder”).

WHEREAS, Company and the Founder entered into the Founder Restricted Stock Agreement dated January 25, 2018 (the “Agreement”); and

WHEREAS, Company and the Founder desire to add a provision to the Agreement with respect to certain royalty payments;

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment.

(a)The following is hereby inserted following Section 4 of the Agreement as a new Section 4A of the Agreement:

“4A Royalty Payment. On each March 31 during the Royalty Period (as defined in Exhibit A), the Company shall make to the Founder the Royalty Payment (as defined in Exhibit A) for the previous calendar year, if any. At the time of payment, the Company shall deliver a report setting forth the total Net Sales (as defined in Exhibit A) for the relevant calendar year and a calculation of the Royalty Payment. The Founder also has the right to audit the calculation of the Royalty Payment as set forth in Exhibit A under the heading “Audit Rights”. The right to the Royalty Payment shall not be assignable, except to the extent permitted under Section 409A of the Internal Revenue Code. After the death of the Founder, any Royalty Payment shall be paid to the beneficiary the Founder has designated in writing and delivered to the Company, provided that if the Founder has not so designated a beneficiary, the payments shall be made to the Founder’s estate. The Founder acknowledges that the Royalty Payment is compensation income for US federal and state income tax purposes and shall be subject to any required payroll withholding. The timing of the Royalty Payments shall not be accelerated or deferred, except to the extent permitted under Section 409A of the Internal Revenue Code.”

(b)Exhibit A hereto is hereby inserted as Exhibit A to the Agreement.

2.Full Force and Effect. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

3.Entire Agreement. This Amendment together with the Agreement constitute the full and complete agreement and understanding between Company and the Founder concerning the subject matter hereof.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws in any other jurisdiction.

IN WITNESS WHEREOF, Company and the Founder have executed this Amendment or caused this Amendment to be executed by their duly authorized officer as of the date set forth above.

TVARDI THERAPEUTICS, INC.

By:	/s/ Imran Aubhal
Chief Executive Officer
Imran Aubhal

FOUNDER

/s/ David Tweardy
David Tweardy

EXHIBIT A

ROYALTY PAYMENTS

A.Definitions.

“Affiliate” means with respect to any entity, any entity controlling, controlled by or under common control with such first entity, where “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or other governing body) of such entity (or if the jurisdiction where such entity is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such laws; provided, that such ownership interest provides actual control over such entity), or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Change in Control” shall mean the sale, in a single transaction or a series of related transactions, of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

“Cover” means, with respect to a product in a country that, in the absence of ownership of or a license granted under a Valid Claim in such country, the sale or other commercialization of such product in such country would infringe such Valid Claim.

“Covered Patent” means an issued patent that is owned by the Company or its Affiliate, or for which all rights to develop and commercialize pharmaceutical products for the treatment of any human disorder, are exclusively licensed to the Company or its Affiliate by the owner of such patent, with the right of the Company or such Affiliate to grant sublicenses; provided, however. that (a) Covered Patent excludes any such patent which, as of the immediately prior to the closing of the first Change in Control of the Company, had not already been so owned by, or licensed to, the Company or its Affiliate; and (b) if Company and its Affiliates transfer to a Third Party all of the Company’s and its Affiliates’ right, title and interest (other than the right to receive deferred consideration, if applicable) in and to an issued patent which had, immediately prior to such transfer, been a Covered Patent, then (i) such patent shall remain a Covered Patent for purposes of this Exhibit A despite such transfer, (ii) such transferee shall be bound to the Royalty Payment obligations with respect to such patent as if such transferee were the Company, with all references to “the Company” in this Exhibit A (other than in this definition and in the definition of “Vested Percentage”) referring instead to such transferee solely with respect to such patent, (iii) if such transferee transfers all of such transferee’s right, title and interest (other than the right to receive deferred consideration, if applicable) in and to such patent, the provisions of clause (i), clause (ii), this clause (iii) and clause (iv) of this definition shall apply to such transfer, and (iv) for clarity, no patent right of such transferee or its Affiliate not so transferred, directly or indirectly, by the Company or its Affiliate shall be considered a Covered Patent.

“First Commercial Sale” means, with respect to a pharmaceutical product in a country, the first bona fide arms-length commercial sale of such product by a Selling Person to a Purchaser in such country after Regulatory Approval has been obtained for such product in such country.

“Net Sales” means, with respect to a Royalty-Bearing Product during a calendar year (or relevant portion thereof) during the Royalty Period, on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, the gross amount invoiced by a Selling Person to a Purchaser, for such Royalty-Bearing Product in such country (“Gross Sales”), less the following deductions:

(a)discounts (including trade, quantity and cash discounts, discounts pursuant to indigent patient programs and patient discount programs), credits, refunds, rebates, chargebacks, retroactive price adjustments, incentives offered to certain indirect customers, including patients, and any other allowances which effectively reduce the net selling price;

(b)returns and allowances, including amounts repaid or credited by reason of defects, rejection, recalls, returns and allowances of goods;

(c)chargebacks and other amounts paid on the sale or dispensing of such Royalty-Bearing Product;

(d)amounts payable resulting from governmental (or agency thereof) mandated rebate programs;

(e)tariffs, duties, and excise, sales, use, value-added and other taxes (other than taxes based on net income) imposed on the production, sale, delivery or use of the Royalty-Bearing Product, or any fees imposed on the pharmaceutical manufacturers by any governmental entity, including any fees under the Patient Protection and Affordable Care Act;

(f)freight, postage, transportation, handling and insurance costs;

(g)uncollectible amounts on previously sold units of Royalty Bearing Products;

(h)wholesaler inventory management fees and wholesaler allowance for distribution expenses; and

(i)any other similar and customary deductions which are in accordance with generally accepted accounting principles, as practiced in the United States or in the applicable country and followed by the relevant Selling Person; provided, however, that in the case of any sale or other disposal for value, such as barter or countertrade, of such Royalty-Bearing Product, otherwise than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the non-cash consideration received.

Such amounts shall be determined from the books and records of the Selling Person, maintained in accordance with the relevant generally accepted accounting principles, consistently applied. Such amounts shall be determined by applying the Selling Person’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency into U.S. Dollars or, if applicable, the currency conversion methodology set forth in the agreement between the relevant Sublicensee and the Company or its Affiliate or another Sublicensee.

“Pricing and Reimbursement Approval” means, with respect to a pharmaceutical product, the governmental approval, agreement, determination or decision establishing the price or level of reimbursement for such product, if required or reasonably desirable in a given jurisdiction prior to sale of such product in such jurisdiction.

“Purchaser” means any Third Party, excluding any Sublicensee.

“Regulatory Approval” means all approvals, licenses, registrations and authorizations by a Regulatory Authority that are necessary for the marketing and sale of a pharmaceutical product in a country or group of countries, including Pricing and Reimbursement Approvals.

“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, pricing or sale of a pharmaceutical product in a country, including, as applicable, the US Food and Drug Administration, the European Medicines Agency and the Japanese Ministry of Health, Labor and Welfare.

“Royalty-Bearing Product” means the compound known as TTI-101 (formerly known as C188-9) and derivative formulations (including TTI-102) and products thereof.

“Royalty Payments” means, with respect to each calendar year (or relevant portion thereof) during the relevant Royalty Period in a country, on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, the amount calculated by multiplying the Vested Percentage applicable as of the end of such calendar year by one percent (1%) of the Net Sales during such calendar year.

“Royalty Period” means, with respect to a Royalty-Bearing Product on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, the period of time beginning on the First Commercial Sale of such Royalty-Bearing Product in such country and ending on the later of (a) the date on which the sale of such Royalty-Bearing Product in such country is no longer Covered by a Covered Patent, or (b) fifteen (15) years after such First Commercial Sale of such Royalty-Bearing Product in such country.

“Selling Person” means, as applicable, the Company, any Affiliate of the Company or any Sublicensee.

“Sublicensee” means an entity to which the Company or any Affiliate of the Company or any other Sublicensee has granted a license or sublicense, under a Covered Patent, to sell a Royalty-Bearing Product.

“Third Party” means any entity, other than the Company or any Affiliate of the Company.

“Valid Claim” means a claim of an issued, unexpired patent that has not been revoked or held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

“Vested Percentage” means the same percentage as the percentage of the Shares for which the Founder has a vested interest pursuant to Section 3(b) and 3(c) of the Agreement. For example, as of December 31, 2019, Founder would have a Vested Percentage of approximately 72.9% [50% on January 25, 2019 plus 11 monthly vesting periods of 1/48th per month vesting period].

B.Audit Right. The Company shall keep, and shall require its Affiliates to keep, full, true and accurate books of account it used to calculate the Net Sales for purposes of the Royalty Payments hereunder, for at least three (3) calendar years after the calendar year with respect to which the applicable Royalty Payments were calculated. The Founder has the right, at his expense, to engage an independent, certified public accountant selected by the Founder and reasonably acceptable to the Company or, if applicable, its Affiliate, to perform, on behalf of the Founder, an audit of such books and records solely to report on the correctness of the Royalty Payments, in the locations where such records are maintained. Such audit shall be conducted only upon thirty (30) days prior written notice to the Company and its Affiliates, during regular business hours. The auditor shall be required to enter into a confidentiality agreement with the Company or its Affiliates, as applicable, and the auditor may only disclose to the Founder whether the Royalty Payments for the relevant calendar year were correctly calculated and, if not, the amount of over- or under-payments to the Founder. The records for any calendar year may be audited no more than once and no records may be audited more than three (3) calendar years after the calendar year with respect to which such Net Sales were calculated for purposes of the Royalty Payments hereunder. If such audit identifies an over-payment to the Founder, the amount of such over-payment shall be credited against future Royalty Payments owed to the Founder (or, if no further Royalty Payments are owed to the Founder, the Founder shall reimburse any such overpayment to the Company within ninety (90) days after the last Royalty Payment made by the Company to the Founder). If such audit identifies an under-payment to the Founder, the Company shall, within ninety (90) days after receipt of the audit report, pay to the Founder the amount of such under-payment, along with simple interest at the rate of one percent (1%) per month, from the date such underpayment was originally owed until the date it is paid, but in no event more than the highest rate permitted by applicable law.